EXHIBIT 10.2
                                                                    ------------

                              REAL ESTATE SUB-LEASE


This Lease Agreement (this "Lease") is dated April 01, 2001, by and between Inetversity Inc ("Landlord"), and International Wireless Systems Inc ("Tenant"). The parties agree as follows:

PREMISES. Landlord, in consideration of the lease payments provided in this Lease, leases to Tenant 4000 Square foot of space, as marked as leased space in Appendix A (the "Premises") located at 6033 W. Century Blvd., Suite 500, Los Angeles, CA 90045.

LEGAL DESCRIPTION. A sketch of the Premises subject to this Lease is attached as Appendix A.

TERM. The lease term will begin on April 01, 2001 and will terminate on April 01, 2002.

LEASE PAYMENTS. Tenant shall pay to Landlord monthly installments of $6,777.95, payable in advance on the first day of each month, for a total lease payment of $81,335.40. Lease payments shall be made to the Landlord at 6033 W. Century Blvd., Suite 500, Los Angeles, CA 90045, which address may be changed from time to time by the Landlord.

POSSESSION. Tenant shall be entitled to possession on the first day of the term of this Lease, and shall yield possession to Landlord on the last day of the term of this Lease, unless otherwise agreed by both parties in writing. At the expiration of the term, Tenant shall remove its goods and effects and peaceably yield up the Premises to Landlord in as good a condition as when delivered to Tenant, ordinary wear and tear excepted.

FURNISHINGS. The furnishings installed within the leased space will be provided as part of this lease. Tenant shall return all such items at the end of the lease term in a condition as good as the condition at the beginning of the lease term, except for such deterioration that might result from normal use of the furnishings.

RENEWAL TERMS. This Lease shall automatically renew for an additional period of 12 months per renewal term, unless either party gives written notice of termination no later than 30 days prior to the end of the term or renewal term. The lease terms during any such renewal term shall be the same as those contained in this Lease.

MAINTENANCE. Landlord shall have the responsibility to maintain the Premises in good repair at all times.

UTILITIES AND SERVICES. Landlord shall be responsible for all utilities and services incurred in connection with the Premises.

DEFAULTS. Tenant shall be in default of this Lease if Tenant fails to fulfill any lease obligation or term by which Tenant is bound. Subject to any governing provisions of law to the contrary, if Tenant fails to cure any financial obligation within 5 days (or any other obligation within 10 days) after written notice of such default is provided by Landlord to Tenant, Landlord may take possession of the Premises without further notice (to the extent permitted by law), and without prejudicing Landlord's rights to damages. In the alternative, Landlord may elect to cure any default and the cost of such action shall be added to Tenant's financial obligations under this Lease. Tenant shall pay all costs, damages, and expenses (including reasonable attorney fees and expenses) suffered by Landlord by reason of Tenant's defaults. All sums of money or charges required to be paid by Tenant under this Lease shall be additional rent, whether or not such sums or charges are designated as "additional rent". The rights provided by this paragraph are cumulative in nature and are in addition to any other rights afforded by law.

CUMULATIVE RIGHTS. The rights of the parties under this Lease are cumulative, and shall not be construed as exclusive unless otherwise required by law.

NOTICE. Notices under this Lease shall not be deemed valid unless given or served in writing and forwarded by mail, postage prepaid, addressed as follows:

LANDLORD:
---------

Inetversity  Inc
1633  S.  Bentley  Ave,  #106
Los  Angeles,  CA  90045

TENANT:
-------

Esstec  Inc
6033  W.  Century  Blvd.,  Suite  500
Los  Angeles,  CA  90045

Such addresses may be changed from time to time by either party by providing notice as set forth above. Notices mailed in accordance with the above provisions shall be deemed received on the third day after posting.

GOVERNING LAW. This Lease shall be construed in accordance with the laws of the State of California.

ENTIRE AGREEMENT/AMENDMENT. This Lease Agreement contains the entire agreement of the parties and there are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Lease. This Lease may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

SEVERABILITY. If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

WAIVER. The failure of either party to enforce any provisions of this Lease shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Lease.

BINDING EFFECT. The provisions of this Lease shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors and assigns.

LANDLORD:
INETVERSITY  INC



      /s/ Noreen  Khan
By:  _________________________________________________     Date:  April 01, 2001
Noreen  Khan,
CEO


TENANT:
ESSTEC  INC



        /s/ Tariq  Khan
By:  _________________________________________________     Date:  April 01, 2001
Tariq  Khan,
CEO